Exhibit 23.1

                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 27, 2000, included in Port Financial Corp.'s (formerly Cambridgeport Mutual Holding Company and subsidiaries) Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 23, 2000